NORTHWEST BIOTHERAPEUTICS

FORM of SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is made and entered into as of ___  ___________,  2009 (the “Effective Date”), by and between Northwest Biotherapeutics, Inc., a Delaware corporation (the “Company”) and ______________________(the “Purchaser”).

Recitals

Whereas, the Company desires to issue and sell, and Purchaser desires to purchase, Common Stock of the Company on the terms and conditions set forth herein;

Whereas, the Company has authorized the sale and issuance of up to $________ million of Common Stock with the price per share of such US$_____ ($___)  (the “Common Stock”);

Agreement

Now, Therefore, in consideration of the foregoing recitals and the mutual promises, representations, warranties, and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.           Agreement To Sell And Purchase.

The Company has authorized the sale and issuance to the Purchaser of ________ million (XXX,XXX) shares of Common Stock (the “Shares”).  Subject to the terms and conditions hereof, at the Closing (as hereinafter defined) the Company hereby agrees to issue and sell to the Purchaser, and the Purchaser agrees to purchase from the Company, _________ million (XXX,XXX) Shares, at a purchase price of $____________ ($___) per Share.

2.           Closing, Delivery And Payment.

The closing of the sale and purchase of the Shares under this Agreement will take place on _____________, 2009, or at such other time or place as the Company and the Purchaser may mutually agree.  At the Closing, the Company will deliver to the Purchaser a stock certificate representing the number of Shares being purchased by the Purchaser at such Closing, against payment of the applicable purchase price by wire transfer of immediately available funds to such account as may be designated by the Company.

3.           Company Representations and Warranties, and Conditions To Closing.

The Company hereby represents and warrants to the Purchaser that as of the Closing hereunder:

(a)   The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all necessary corporate power and authority to (i) own, operate and occupy its properties and to carry on its business as presently conducted and (ii) enter into this Agreement and the other agreements, instruments and documents contemplated hereby, and to consummate the transactions contemplated hereby and thereby.  The Company is qualified to do business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect.

(b)   All necessary corporate proceedings, votes, resolutions and approvals relating to the issuance and sale of the Shares will have been completed by the Company.  Upon execution, this Agreement will constitute a valid and legally binding obligation of the Company, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(c)   The Shares purchased pursuant to this Agreement will be, upon payment by the Purchaser in accordance with this Agreement, duly authorized, validly issued, fully paid and non-assessable.

(d)  The Company will have provided to the Purchaser all due diligence information requested by the Purchaser in regard to the business, operations, prospects, assets, liabilities, structure, legal aspects and condition, financial or otherwise, of the Company.

4.           Representations and Warranties of the Purchaser.

The Purchaser hereby represents and warrants to the Company that as of the Closing hereunder:

(a)  All necessary corporate or other proceedings, votes, resolutions and approvals relating to the issuance and sale of the Shares will have been completed by the Purchaser. The Purchaser has full power and authority to enter into this Agreement.  Upon execution, this Agreement will constitute a valid and legally binding obligation of the Purchaser, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(b)  The Shares to be received by the Purchaser and the Conversion Shares (collectively, the “Securities”) will be acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and the Purchaser has no present intention of selling, granting any participation in or otherwise distributing the same except in compliance with applicable U.S. and U.K. securities laws.

(c)  The Purchaser is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act.

(d) The Purchaser is an experienced investor in securities of companies in the development stage, can bear the economic risk of its investment, including a total loss, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities.  The Purchaser has conducted its own due diligence review of the Company and received copies or originals of all documents it has requested from the Company.

(e)  The Purchaser understands that the issuance of the Securities has not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein.  The Purchaser understands that the Securities are characterized as “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, Purchaser must hold the Securities indefinitely unless subsequently registered for resale with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available.

5.           Legends.

The parties understand and agree that the certificates evidencing the Securities may bear the following legends (or a substantially similar legend) and such other legends as may be required by applicable laws of any state or foreign jurisdiction:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO SUCH SECURITIES UNDER THE ACT OR UNLESS SUCH TRANSACTION IS IN COMPLIANCE WITH APPLICABLE FEDERAL AND STATE SECURITIES LAWS.”

6.             Registration Rights.

6.1           Demand Registration.   If, at any time after the initial purchase of the Shares, holders of at least 30% of such Shares request that the Company file a Registration Statement covering at least 30% of the Shares, the Company will undertake commercially reasonable efforts, as promptly as practicable, to cause the Shares attributable to be registered, provided, however, that the Company will not be obligated to effect more than one registration per year under these demand right provisions.  Any registration of the Shares by the Company must be made using a Form S-1 registration statement, as the Common Stock of the Company is trading on the NASD Over-The-Counter Bulletin Board.

6.2           Registration on Form S-3:   In the event that the Company becomes eligible to file Registration Statements on Form S-3 (or any equivalent successor short form), the Holders of a majority of the Shares will have the right to require the Company file such a Registration on Form S-3, provided that the anticipated aggregate offering price in each such registration on Form S-3 exceeds $5 million, and provided further that the Company will not be obligated to effect more than two registrations per year under these S-3 registration provisions.

6.3           Piggy-Back Registration:   The Holders of the Shares will be entitled to unlimited “piggy-back” registration rights on all registrations of the Company.

6.4           Transfer of Registration Rights:   The registration rights provided herein may be transferred to any transferee permitted under applicable securities laws, provided that the Company is given advance written notice thereof, and provided that the transferee agrees in writing to be bound by the terms of this Agreement.

6.4           Costs:  The Company will bear all reasonable and customary expenses relating to the preparation and filing of any registrations which the Company is required to undertake pursuant to this Agreement.

7.             Miscellaneous

7.1           Governing Law.  This Agreement will be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflicts of law.  The parties here by agree that any legal action, suit or proceeding arising out of or relating to this Agreement will be brought in federal or state court located in Delaware.

7.2           Entire Agreement; Amendments.  This Agreement (including the Schedules and Exhibits hereto, which are an integral part of this Agreement), constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.  Except as otherwise expressly provided herein, neither this Agreement nor any term hereof or thereof may be amended, waived, discharged or terminated, except by a written instrument signed by the Company and the Purchaser.

7.3           Notices.  Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to be effective upon delivery when delivered (a) personally; (b) by facsimile, provided a copy is mailed on the same day by overnight delivery with a nationally recognized overnight delivery service; (c) by overnight delivery with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same.  The addresses and facsimile numbers for such communications will be, in the case of the Purchaser:

and in the case of the Company:

Dr. Alton Boynton
CEO
Northwest Biotherapeutics
7600 Wisconsin Avenue, Suite 750
Bethesda, MD  20814

or at such other address and facsimile number as the receiving party will have furnished to the sending party in writing.

7.4           Severability.  The representations, warranties, covenants and agreements made and incorporated by reference herein will survive any investigation made by or on behalf of the Purchaser or the Company, and will survive for two years after the Effective Date.

7.5           Successors and Assigns.  Except as otherwise expressly provided herein, the provisions hereof will inure to the benefit of, and be binding upon, the respective successors, assigns, heirs, executors and administrators of the parties hereto.  The Purchaser may transfer or assign all or any portion of its rights under this Agreement to any person or entity permitted under applicable securities laws.

7.6           Interpretations.  All pronouns and any variations thereof will be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or persons or entity or entities may require.  All references to “$” or dollars herein will be construed to refer to United States dollars. The titles of the Sections and subsections of this Agreement are for convenience or reference only and are not to be considered in construing this Agreement.

7.7           Severability.  In case any provision of this Agreement is determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

7.8           Counterparts.  This Agreement may be executed in counterparts, each of which when so executed and delivered will constitute a complete and original instrument but all of which together will constitute one and the same agreement, and it will not be necessary when making proof of this Agreement or any counterpart thereof to account for any counterpart other than the counterpart of the party against whom enforcement is sought.

In Witness Whereof, the parties hereto have executed this Securities Purchase Agreement as of the date set forth in the first paragraph hereof.

COMPANY: Northwest Biotherapeutics, Inc. By: Northwest Biotherapeutics Name: Alton Boynton Title: President and Chief Executive Officer
PURCHASER: By: Name: Title:

Exhibit A
SCHEDULE OF PURCHASERS

Name and Address	Shares	Aggregate Purchase Price